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                                                                    EXHIBIT 10.2

                  REDEMPTION, AMENDMENT AND EXCHANGE AGREEMENT

                        REDEMPTION, AMENDMENT AND EXCHANGE AGREEMENT (the "AGREEMENT"), dated as of March 25, 2003, by and between Viewpoint Corporation, a Delaware corporation, with headquarters located at 498 Seventh Avenue, Suite 1810, New York, New York 10018 (the "COMPANY"), and Riverview Group, LLC (the "INVESTOR").

                        WHEREAS:

                        A. The Company, the Investor and certain other investors (the "OTHER INVESTORS"; and collectively with the Investor, the "INVESTORS") have entered into that certain Securities Purchase Agreement, dated as of December 31, 2002 (the "SECURITIES PURCHASE AGREEMENT"), pursuant to which, among other things, the Investors purchased from the Company (i) an aggregate of $7,000,000 principal amount of convertible notes of the Company (the "INITIAL NOTES"), convertible into shares of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK") (as converted, the "INITIAL CONVERSION SHARES"), in accordance with the terms of the Initial Notes, and (ii) warrants (the "INITIAL WARRANTS") to acquire additional shares of Common Stock;

                        B. Subject to the terms and conditions set forth in the Securities Purchase Agreement, the Investors may be required to purchase, and the Company may have the right to sell (i) up to an aggregate of $7,000,000 principal amount of Subsequent Notes (as defined in the Securities Purchase Agreement) and (ii) Subsequent Warrants (as defined in the Securities Purchase Agreement);

                        C. Subject to the terms and conditions set forth in the Securities Purchase Agreement, the Investors shall have the right to purchase, and the Company shall be required to sell, (i) up to an aggregate of $2,800,000 principal amount of Additional Notes (as defined in the Securities Purchase Agreement) and (ii) Additional Warrants (as defined in the Securities Purchase Agreement);

                        D. In connection with the transactions set forth in the Securities Purchase Agreement, the Company entered into a Pledge Agreement, dated as of December 31, 2002 (the "PLEDGE AGREEMENT"), pursuant to which the Company pledged to the Investors certain limited assets to secure during the Pledge Period (as defined in the Securities Purchase Agreement) its obligations to pay interest on and principal of the Notes;

                        E. Contemporaneously with the execution and delivery of the Securities Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement, dated as of December 31, 2002 (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 ACT"), and the rules and regulations promulgated thereunder, and applicable state securities laws;

                        F. On February 28, 2003, the Investor delivered a Notice of Default and Event of Default Redemption Notice (the "DEFAULT NOTICE");
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                        G. The Company and the Investor desire to enter into
this Agreement, pursuant to which, among other things, (i) the Company will redeem $1,131,428.57 principal amount of the Investor's Initial Notes ("INVESTOR REDEMPTION AMOUNT"), (ii) the Investor shall exchange $342,857.14 principal amount of the Investor's Initial Notes (the "INVESTOR SHARE EXCHANGE AMOUNT") for 463,320 shares of Common Stock (as adjusted for any stock splits, stock dividends, stock combinations or other similar transactions) (the "EXCHANGE SHARES") and (iii) the Investor will exchange the remainder of its Initial Note (the "INVESTOR NOTE EXCHANGE AMOUNT") for three convertible notes of equal aggregate principal amount and in the form attached hereto as Exhibit A (each, a "REPLACEMENT NOTE" and together with any convertible notes issued in replacement thereof in accordance with the terms thereof and any convertible notes issued to any Other Investor in exchange for their Initial Notes, the "REPLACEMENT NOTES"), which Replacement Notes shall be (x) convertible into shares of Common Stock (as converted, and including any shares paid as a penalty pursuant to the Replacement Notes, the "REPLACEMENT CONVERSION SHARES"), in accordance with the terms of the Replacement Notes and (y) redeemable, in certain instances, for warrants in the form attached hereto as Exhibit B (the "REDEMPTION WARRANTS") to acquire shares of Common Stock (the "REDEMPTION WARRANT SHARES"), in accordance with the terms of the Replacement Notes;

                        H. The parties hereto desire to release (i) to the Investor, in cash, the portion of the Pledged Financial Assets (as defined in the Pledge Agreement) equal to the accrued and unpaid interest on the Investor Redemption Amount (the "REDEMPTION INTEREST RELEASE AMOUNT") and the Investor Share Exchange Amount (the "SHARE EXCHANGE INTEREST RELEASE AMOUNT"), in each case to the Closing Date (as defined below), and (ii) to the Company an aggregate of $376,715.34 of the Pledged Financial Assets (the "COMPANY RELEASE AMOUNT");

                        I. The parties hereto desire to amend certain provisions of the Securities Purchase Agreement, the Registration Rights Agreement and the Initial Warrants;

                        J. The exchange of the Initial Notes for the Exchange Shares and the Replacement Notes is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act; and

                        K. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

                        NOW, THEREFORE, the Company and the Investor hereby agree as follows:

                        1. REDEMPTION AND EXCHANGE OF INITIAL NOTES; WITHDRAWAL
                           OF DEFAULT NOTICE.

                           (a) Redemption of Initial Notes. Subject to
satisfaction (or waiver) of the conditions set forth in Sections 5 and 6, the Company shall redeem from the Investor on the Closing Date (as defined below) a portion of the Investor's Initial Notes equal to the Investor Redemption Amount (the "CLOSING").

                           (b) Exchange of Initial Notes. Subject to
satisfaction (or waiver) of the conditions set forth in Sections 5 and 6, at the Closing the Investor shall surrender to the Company its Initial Notes and the Company shall (i) in exchange for the Investor Share


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Exchange Amount, deliver to the Investor 501,931 shares of Common Stock (the
"INVESTOR EXCHANGE SHARES") and (ii) in exchange for the Investor Note Exchange Amount, issue three Replacement Notes in an aggregate principal amount equal to the Investor Note Exchange Amount.

                           (c) Release of Pledged Financial Assets. At the
Closing, the parties hereto will take all actions necessary such that (i) the Investor shall receive from the Pledged Financial Assets cash in an amount equal to the aggregate of the Redemption Interest Release Amount and the Share Exchange Interest Release Amount and (ii) the Company shall receive from the Pledged Financial Assets cash in an amount equal to the Company Release Amount.

                           (d) Closing Date. The date and time of the Closing
(the "CLOSING DATE") shall be 10:00 a.m., New York Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such later date as is mutually agreed to by the Company and the Investor). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

                           (e) Form of Payment. On the Closing Date, (i) the
Company (A) shall pay to the Investor the Investor Redemption Amount, by wire transfer of immediately available funds in accordance with the Investor's written wire instructions, (B) shall cause to be delivered to the Investor the aggregate of the Redemption Interest Release Amount and the Share Exchange Interest Release Amount from the Pledged Financial Assets, by wire transfer of immediately available funds in accordance with the Investor's written wire instructions, (C) shall issue and deliver to the Investor certificates representing the Investor Exchange Shares (in such denominations as the Investor shall request), and (D) shall issue and deliver to the Investor (in the principal amounts as the Investor shall request), the Investor's Replacement Notes, duly executed on behalf of the Company and registered in the name of the Investor or its designee, and (ii) the Investor (A) shall take such action as is necessary to cause to be delivered to the Company the Company Release Amount from the Pledged Financial Assets, by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (B) shall deliver to the Company the Investor's Initial Notes for cancellation.

                           (f) Default Notice. Effective upon the Closing, the
Investor hereby withdraws and cancels the Default Notice.

                        2. AMENDMENTS  TO TRANSACTION DOCUMENTS.

                           (a) Securities Purchase Agreement. The Securities
Purchase Agreement is hereby amended as follows:

                                                (i) All references to "Initial
            Notes" are hereby replaced with "Replacement Notes";

                                                (ii) All references to "Initial
            Conversion Shares" are hereby replaced with "Replacement Conversion Shares";


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                                                (iii) The defined term "Warrant"
            is hereby amended to include the term "Redemption Warrant";

                                                (iv) The defined term "Warrant
            Shares" is hereby amended to include the term "Redemption Warrant Shares";

                                                (v) The defined term
            "Transaction Documents" is hereby amended to include this Agreement;

                                                (vi) The defined term "Principal
            Market" is hereby amended to mean The NASDAQ National Market or in the event that the Company is no longer listed with the NASDAQ National Market, the market or exchange on which the Common Stock is then listed and traded, which only may be The New York Stock Exchange, Inc., the American Stock Exchange or The NASDAQ SmallCap Market; and.

                                                (vii) The fourth sentence in
            Section 3(l) is hereby replaced by the following:

                        "The Company is not as of the date hereof (after giving effect to the transactions contemplated by the Securities Purchase Agreement entered into on the date hereof by and among the Company and the investors listed on the signature pages thereto (a copy of which has been provided to the Investors) for the issuance of $3,500,000 of 4.95% notes due 2006 and 3,614,756 shares of the Company's common stock), and after giving effect to the transactions contemplated hereby to occur at each Closing, will not be Insolvent (as defined below).

                                    (b) Registration Rights Agreement. The
Registration Rights Agreement is hereby amended as follows:

                                                (i) The term "Initial
            Registrable Securities" is hereby replaced by the following:

                                                            (a) "INITIAL
                        REGISTRABLE SECURITIES" means (i) the Initial Warrant Shares issued or issuable upon exercise of the Initial Warrants, (ii) the Replacement Conversion Shares (as defined in each of the Redemption, Amendment and Exchange Agreements, dated as of March 25, 2003, between the Company and each of the Investors (the "AMENDMENTS")) issued or issuable upon conversion of the Replacement Notes (as defined in the Amendments), (iii) the Exchange Shares (as defined in the Amendments), (iv) the Redemption Warrant Shares (as defined in the Amendments) issued or issuable upon exercise of the Redemption Warrants (as defined in the Amendments), (v) the Interest Shares (as defined in the Notes) issued or issuable under the Replacement Notes and (vi) any shares of capital stock issued or issuable with respect to the Exchange Shares, the Replacement Conversion Shares, the Replacement Notes, the Interest Shares, the Initial Warrant Shares, the Initial Warrants, the Redemption Warrant Shares or the Redemption Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any

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                        limitations on conversions of the Replacement Notes or
                        exercises of the Initial Warrants or Redemption
                        Warrants.

                                                (ii) The defined term "Notes" is
            hereby amended to replace the term "Initial Notes" with the term "Replacement Notes";

                                                (iii) The defined term
            "Conversion Shares" is hereby amended to replace the term "Initial Conversion Shares" with the term "Replacement Conversion Shares";

                                                (iv) The defined term "Warrants"
            is hereby amended to include the term "Redemption Warrants";

                                                (v) The defined term "Warrant
            Shares" is hereby amended to include the term "Redemption Warrant Shares";

                                                (vi) The term "Initial Filing
            Deadline" shall be deemed to refer to the "Replacement Filing Deadline" (as defined below in Section 4(d));

                                                (vii) The Initial Effectiveness
            Deadline is extended by sixty-one days to May 31, 2003; provided that if the Company receives any "going concern" or other qualification from its independent outside accountants on its financial statements, then the Initial Effectiveness Deadline shall remain at March 31, 2003; and

                                                (viii) Section 2(f) is replaced
            in its entirety with the following:


                        f. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is
                        (A) not filed with the SEC on or before the respective Filing Deadline or (B) not declared effective by the SEC on or before 30 days after the respective Effectiveness Deadline or (ii) on any day after such Registration Statement has been declared effective by the SEC sales of all the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Common Stock), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the applicable Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Notes relating to such Registration Statement an amount in cash equal to the product of (i) the sum of (A) the aggregate Principal (as such term is defined in the Notes) convertible into Conversion Shares included in such Registration Statement of such Investor's Notes plus (B) the product of (x) the number of Exchange Shares, if any, included in such Registration Statement multiplied by (y) the Closing Sale Price (as defined in the Notes) on the applicable date of determination multiplied by (ii) the sum of (A) 0.015, if such Registration Statement is not filed by the applicable Filing Deadline, plus (B) 0.030, if such Registration Statement is not declared effective by 30 days after the applicable Effectiveness Deadline, plus (C) the product of (I) 0.0005 multiplied by (II) the sum of (x) the number of days after the applicable Filing Deadline that the Registration Statement is not filed with the SEC, plus (y) the number of days, in each instance, after the Registration Statement has been declared effective by the SEC that such Registration Statement is not available (other than during an Allowable Grace Period) for the sale of all the Registrable Securities required to be included on such Registration Statement; plus (D) the sum of (x) the product of (I) 0.001 multiplied by
                        (II) the number of days after the 30th day through the 60th day after the applicable Effectiveness Deadline that the Registration Statement is not declared effective by the SEC, plus (y) the product of (I)


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                        0.0015 multiplied by (II) the number of days after the
                        60th day after the applicable Effectiveness Deadline that the Registration Statement is not declared effective by the SEC. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as "REGISTRATION DELAY PAYMENTS." Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

                                    (c) Warrants. Each of the Initial Warrants,
the Subsequent Warrants, and the Additional Warrants are hereby amended as follows:

                                                (i) By substituting "3.33%" for
            "4.99%" in Section 1(f)(i) thereof;

                                                (ii) By replacing the words "If
            and whenever on or after the date of issuance of this Warrant" at the beginning of Section 2(a) with the words "If and whenever after December 31, 2003";

                                                (iii) By replacing the words
            "For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence," at the beginning of the second sentence of Section 2(a)(iii) with the words "For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of December 31, 2002 are increased or decreased in the manner described in the immediately preceding sentence,";

                                                (iv) By replacing the words "If
            during the period beginning on and including the Initial Issuance Date and ending on the date immediately preceding the date of issuance of this Warrant," at the beginning of Section 2(a)(vi) in the Subsequent Warrants and the Additional Warrants with the words "If during the period beginning after December 31, 2003 and ending on the date immediately preceding the date of issuance of this Warrant,"; and

                                                (v) By including The NASDAQ
            SmallCap Market in the defined term "Principal Market".


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                                    (d) Pledge Agreement. The Pledge Agreement
is hereby amended such that the removal of the Redemption Interest Release Amount, the Share Exchange Interest Release Amount and the Company Release Amount shall not be in breach of its terms.

                        3.          REPRESENTATIONS AND WARRANTIES

                                    (a) Investor Bring Down. The Investor hereby
represents and warrants as to itself only as set forth in Section 2(a)-(g),
Section 2(i) (as to this Agreement) and Section 2(j)-(k) of the Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement.

                                    (b) Company Bring Down. The Company
represents and warrants to the Investor as set forth in Section 3 of the Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement; provided that the Schedules to the Securities Purchase Agreement are replaced in their entirety by the Schedules attached to this Agreement (the "New Schedules") and the representations and warranties in the Securities Purchase Agreement are qualified in their entirety by the New Schedules (regardless of whether such representations and warranties provide for a Schedule).

                        4.          CERTAIN COVENANTS

                                    (a) Disclosure of Transactions and Other
Material Information. On or before 8:30 a.m., New York Time, on the first Trading Day following the date hereof, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement and by the documents relating to the redemption and exchange of Other Investor's Initial Notes on the Closing Date (the "OTHER INVESTOR DOCUMENTS") in the form required by the 1934 Act, and attaching the material transaction documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Replacement Notes, the form of the Redemption Warrants, and the Other Investor Documents) as exhibits to such filing (including all attachments, the "8-K FILING", and the description and attachments, the "8-K MATERIALS"). The 8-K Materials shall be subject to the Investor's prior approval, not to be unreasonably withheld or delayed. From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of the 8-K Materials without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Investor shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such

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disclosure. Subject to the foregoing, neither the Company nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, with the prior approval of the Investor (not to be unreasonably withheld or delayed), to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market (provided that in the case of clause (i) the Investor shall be consulted by the Company (although the consent of the Investor shall not be required) in connection with any such press release or other public disclosure prior to its release).

                                    (b) Prohibited Transactions. From the date
hereof through and including April 30, 2003, and during the period beginning four Trading Days (as defined in the Notes) prior to, and ending ten Trading Days subsequent to, each of May 16, 2003, August 16, 2003 and November 16, 2003, the Investor shall not engage in a Prohibited Transaction; provided, however, that the restrictions on Prohibited Transactions set forth above shall not apply
(i) on or after the first date on which there has been any Change of Control (as defined in the Notes) or an announcement of any pending, proposed or intended Change of Control unless such pending, proposed or intended Change of Control has been terminated, abandoned or consummated and the Company has publicly announced such termination, abandonment or consummation of such Change of Control and (ii) on or after the first date on which there has occurred an Event of Default (as defined in the Notes) or an event that with the passage of time and without being cured would constitute an Event of Default.

                                    (c) Restricted Purchases of Common Stock by
Investor. At such time as the Investor no longer owns any Securities or has the right to acquire any Securities, the Investor covenants and agrees to refrain from buying or selling any shares of Common Stock.

                                    (d) Registration Statement. The Company
shall prepare, and, as soon as practicable but in no event later than twenty
(20) days after the date hereof (the "REPLACEMENT FILING DEADLINE"), file with the SEC an amendment to the Initial Registration Statement (as defined in the Registration Rights Agreement) on Form S-3. The amendment to the Initial Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the product of (x) 1.3 and
(y) the number of Initial Registrable Securities as of the trading day immediately preceding the date such amendment to the Initial Registration Statement is initially filed with the SEC, subject to adjustment as provided in
Section 2(e) of the Registration Rights Agreement. Simultaneously with execution of this Agreement, the Company shall pay to Schulte Roth & Zabel LLP by wire transfer of immediately available funds in accordance with wire instructions provided to the Company the amount required by Section 5 of the Registration Rights Agreement.

                        5. CONDITIONS TO COMPANY'S OBLIGATIONS HEREUNDER.

                                    The obligations of the Company hereunder are
subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:


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                                    (a) The Investor shall have executed this
Agreement and delivered the same to the Company

                                    (b) The Investor shall have delivered to the
Company the Investor's Initial Notes.

                                    (c) The representations and warranties of
the Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing Date.

                                    (d) The Company shall have entered into
separate but substantially identical redemption, amendment and exchange agreements with each of the Other Investors and all conditions to the closings contemplated by such agreements shall have been satisfied or waived.

                        6. CONDITIONS TO INVESTOR'S OBLIGATIONS HEREUNDER.

                                    The obligations of the Investor hereunder
are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

                                    (a) The Company shall have executed and
delivered to such Investor (i) this Agreement and (ii) the Replacement Notes (in such principal amounts as such Investor shall request).

                                    (b) The Company shall have (i) delivered or
caused to be delivered to the Investor the Investor Redemption Amount, the Redemption Interest Release Amount and the Share Exchange Interest Release Amount by wire transfer of immediately available funds pursuant to the wire instructions provided by the Investor and (ii) executed and delivered the stock certificates (in such denominations as the Investor shall request) for the Investor Exchange Shares.

                                    (c) The Investor shall have received the
opinions of Milbank, Tweed, Hadley & McCloy LLP, the Company's outside counsel, and Brian O'Donoghue, the Company's General Counsel, each dated as of the date hereof, in substantially the form of Exhibits C-1 and C-2 attached hereto.

                                    (d) The Company shall have delivered to the
Investor a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation, to the extent set forth in Section 3(a) of the Securities Purchase Agreement, as of a date within 10 days of the date hereof.


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
                                    (e) The Company shall have delivered to the
Investor a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State of the State of New York as of a date within 10 days of the date hereof.

                                    (f) The Company shall have delivered to the
Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the date hereof.

                                    (g) The Board of Directors of the Company
shall have adopted resolutions consistent with Section 3(b) of the Securities Purchase Agreement after giving effect to the amendments contemplated by this Agreement in a form reasonably satisfactory to the Investor.

                                    (h) The Company shall have delivered to the
Investor a certificate, executed by the Secretary of the Company and dated as of the date hereof, as to (i) the resolutions authorizing the transactions set froth herein as adopted by the Company's Board of Directors in a form reasonably acceptable to the Investor (the "RESOLUTIONS"), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the date hereof, in the form attached hereto as Exhibit D.

                                    (i) The Company shall have delivered to the
Investor a letter from the Company's transfer agent (x) certifying the number of shares of Common Stock outstanding as of a date within five days of the date hereof and (y) acknowledging that the Irrevocable Transfer Agent Instructions delivered to the Trustee on December 31, 2002 shall also apply to the Replacement Notes and the Redemption Warrants..

                                    (j) The Common Stock (I) shall be designated
for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Initial Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the date hereof, either in writing by the SEC or the Principal Market; and the Exchange Shares, the Replacement Conversion Shares and the Initial Warrant Shares shall be listed upon the Principal Market .

                                    (k) The representations and warranties of
the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form attached hereto as Exhibit E.

                                    (l) The Company shall have obtained all
governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Replacement Notes.


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
                                    (m) The Company shall have delivered to the
Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

                        7.          MUTUAL GENERAL RELEASE.

                                    (a) In consideration of the releases set
forth in Sections 7(b), effective as of the Closing, the Investor, only on behalf of itself and, to the extent permitted by law, its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "INVESTOR RELEASING PERSONS"), hereby waives and releases, to the fullest extent permitted by law, any and all claims, rights and causes of action, whether known or unknown (collectively, the "INVESTOR CLAIMS"), that any of the Investor Releasing Persons had or currently has against (i) the Company, (ii) any of the Company's current or former parents, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Company's or such other persons' or entities' current or former officers, directors, employees, agents, principals, and signatories (collectively, the "COMPANY RELEASED PERSONS"), including, without limitations, any Investor Claims arising out of any of the Transaction Documents. Investor Claims arising after the Closing that relate to events or circumstances occurring, or actions taken or failed to be taken, after the Closing are not waived or released hereby.

                                    (b) In further consideration of the Investor
entering into this Agreement, effective as of the date of this Agreement, the Company on behalf of itself and, to the extent permitted by law, its administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "COMPANY RELEASING PERSONS"), hereby waives and releases, to the fullest extent permitted by law, any and all claims, rights and causes of action, whether known or unknown (collectively, the "COMPANY CLAIMS"), that any of the Company Releasing Persons had or currently has against (i) the Investor, (ii) any of the Investor's current or former parents, members, partners, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Investor's or such other persons' or entities' current or former officers, directors, members, partners, shareholders, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "INVESTOR RELEASED PERSONS"), including, without limitations, any Company Claims arising out of any of the Transaction Documents. Company Claims arising after the Closing that relate to events or circumstances occurring, or actions taken or failed to be taken, after the Closing are not waived or released hereby.

                                    (c) Notwithstanding the foregoing, the
Company and the Investor acknowledge that the releases set forth in Sections 7(a) and (b) above do not affect, waive or release any claim that any Company Releasing Person or any Investor Releasing Person may have under (i) this Agreement, (ii) Section 4(g) of the Securities Purchase Agreement, (iii) Section 9(k) of the Securities Purchase Agreement (other than clause (a) thereof with respect to claims by the Investor relating to a misrepresentation or breach of any representation or warranty made by the Company in the Securities Purchase Agreement) or (iv) Sections 5, 6 or 7 of the Registration Rights Agreement.

                        8.          MISCELLANEOUS.

                                    (a) Governing Law; Jurisdiction; Jury Trial.
All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                                    (b) Counterparts. This Agreement may be
executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                                    (c) Headings. The headings of this Agreement
are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                                    (d) Severability. If any provision of this
Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                                    (e) Entire Agreement; Effect on Prior
Agreements; Amendments. Except for the Transaction Documents (to the extent any such Transaction Document is not amended by this Agreement), this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor and to the extent that Other Investors may be affected thereby, by holders of Notes representing at least two-thirds of the aggregate principal amount of the Notes then outstanding. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any of the Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

                                    (f) Notices. Any notices, consents, waivers
or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                   If to the Company:

                               Viewpoint Corporation
                               498 Seventh Avenue, Suite 1810
                               New York, New York 10018
                               Telephone: (212) 201-0800
                               Facsimile: (212) 201-0846
                               Attention: Jeffrey J. Kaplan,
                                          Executive Vice President,
                                          Business Affairs and
                                          Brian J. O'Donoghue,
                                          Executive Vice President
                                          and General Counsel

                   with a copy to:

                               Milbank, Tweed, Hadley & McCloy LLP
                               1 Chase Manhattan Plaza
                               New York, New York  10005
                               Telephone:  (212) 530-5171
                               Facsimile:  (212) 822-5171
                               Attention:  Alexander M. Kaye, Esq.

                   If to the Investor:

                               Riverview Group, LLC
                               c/o Millennium Partners
                               666 Fifth Avenue, 8th Floor
                               New York, New York  10103
                               Telephone:  (212) 841-4100
                               Facsimile:  (212) 841-6302
                               Attention:  Daniel Cardella

                   with a copy to:

                               Schulte Roth & Zabel LLP
                               919 Third Avenue
                               New York, New York  10022
                               Telephone:  (212) 756-2000
                               Facsimile:  (212) 593-5955
                               Attention:  Eleazer Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

                                    (g) Successors and Assigns. This Agreement
shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Notes representing at least two-thirds of the aggregate principal amount of the Notes then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 5 of the Notes) with respect to which the Company is in compliance with Section 5 of the Notes and Section 4(b) of the Warrants. The Investor may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Investor hereunder with respect to such assigned rights.

                                    (h) No Third Party Beneficiaries. This
Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, however, that
Section 4(b) hereof may be enforced by an Other Investor.

                                    (i) Survival. The representations and
warranties of the Company and the Investor contained herein, and the agreements and covenants set forth herein, shall survive the Closing.

                                    (j) Further Assurances. Each party shall do
and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                                    (k) No Strict Construction. The language
used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                                    (l) Remedies. The Investor and each holder
of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Investor and the Company have caused this Redemption, Amendment and Exchange Agreement to be duly executed as of the date first written above.

COMPANY:                                          INVESTOR:

VIEWPOINT CORPORATION                             RIVERVIEW GROUP, LLC


By:  /s/ Brian J. O'Donoghue                      By:  /s/ Daniel Cardella
     -------------------------------                   -------------------------
     Name:  Brian J. O'Donoghue                        Name:  Daniel Cardella
     Title: Executive Vice President                   Title: Portfolio Manager

                                    EXHIBITS


Exhibit A                     Form of Replacement Note

Exhibit B                     Form of Redemption Warrant

Exhibit C-1                   Opinion of Milbank, Tweed, Hadley & McCloy LLP

Exhibit C-2                   Opinion of Brian O'Donoghue

Exhibit D                     Form of Secretary's Certificate

Exhibit E                     Form of Officer's Certificate

                                  SCHEDULES TO

                  REDEMPTION, AMENDMENT AND EXCHANGE AGREEMENT

                           DATED AS OF MARCH 25, 2003

                                 BY AND BETWEEN

                              VIEWPOINT CORPORATION

                                       AND

                              RIVERVIEW GROUP, LLC

                                  SCHEDULE 3(A)
                                  SUBSIDIARIES



MetaCreations Europe SARL (France)
MetaCreations Holding Corporation (California)
MetaCreations Holding Limited (Ireland)
MetaCreations      International Limited (Ireland)
MetaTools Barbados FSC (Barbados)
Viewpoint Digital, Inc. (Delaware)
Viewpoint Digital SARL (France)
Viewpoint Digital Limited (UK)
Thinkfish Acquisition Company (Delaware)
Canoma, Inc. (California)

                                  SCHEDULE 3(E)
                                    CONSENTS



Due to the recent decline in the Company's stock price, the Company does not currently meet The NASDAQ National Market quantitative maintenance criteria. The Company received notice from The NASDAQ National Market on March 20, 2003 stating that the Company is not in compliance with Marketplace Rule 4450(e)(2) and that the Company will be provided 180 days to regain compliance with National Market standards.

                                  SCHEDULE 3(L)
                           ABSENCE OF CERTAIN CHANGES

This representation is qualified by the following:

         Any facts, events and circumstances relating to or arising out of (i) the financial results for the quarter and fiscal year ended December 31, 2002 announced by the Company on February 27, 2003, (ii) the Event of Default Notices delivered to the Company by Smithfield Fiduciary LLC and Portside Growth & Opportunity Fund on February 28, 2003 and (iii) and the letter delivered by such investors to the Company on February 28, 2003 regarding the Event of Default Notices and issues relating thereto.

                                  SCHEDULE 3(M)
        NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES

This representation is qualified by the following:

         Any facts, events and circumstances relating to or arising out of (i) the financial results for the quarter and fiscal year ended December 31, 2002 announced by the Company on February 27, 2003, (ii) the Event of Default Notices delivered to the Company by Smithfield Fiduciary LLC and Portside Growth & Opportunity Fund on February 28, 2003 and (iii) and the letter delivered by such investors to the Company on February 28, 2003 regarding the Event of Default Notices and issues relating thereto.

                                  SCHEDULE 3(N)
                     CONDUCT OF BUSINESS; REGULATORY PERMITS



         Due to the recent decline in the Company's stock price, the Company does not currently meet The NASDAQ National Market quantitative maintenance criteria. The Company received notice from the NASDAQ National Market on March 20, 2003 stating that the Company is not in compliance with Marketplace Rule 4450(e)(2) and that the Company will be provided 180 days to regain compliance with National Market standards.

                                  SCHEDULE 3(P)
                          TRANSACTIONS WITH AFFILIATES



None

                                  SCHEDULE 3(Q)
                              EQUITY CAPITALIZATION



1.       VIEWPOINT CORPORATION OUTSTANDING OPTIONS AS OF MARCH 20, 2003

         PRICE                     ISSUED                   VESTED
        $/SHARE)                (# OF SHARES)            (# OF SHARES)
  ---------------------- ---------------------------- --------------------
  0.8700                 2,221,866                    2,044,707
  0.9300                 14,000                       0
  1.7100                 15,000                       0
  1.8700                 24,000                       0
  2.1800                 77,000                       0
  2.6100                 802,092                      653,512
  3.0000                 15,000                       11,750
  3.1000                 68,000                       0
  3.2680                 23,000                       0
  3.4000                 16,500                       7,459
  3.5000                 37,000                       33,000
  3.8130                 25,000                       11,979
  3.8800                 1,200,000                    62,500
  4.0000                 4,000                        1,333
  4.0800                 200,000                      0
  4.1800                 44,000                       0
  4.2500                 10,000                       3,750
  4.3500                 1,361,815                    1,224,485
  4.4000                 67,000                       0
  4.4100                 58,000                       21,667
  4.4690                 52,417                       35,231
  4.6800                 5,000                        5,000
  4.6900                 103,602                      85,802
  4.7660                 210,178                      140,969
  4.8200                 24,000                       0
  5.0300                 90,165                       90,165
  5.0625                 5,000                        0
  5.0900                 269,500                      266,375
  5.0938                 258,396                      254,588
  5.1300                 18,417                       9,208

  5.1500                 39,167                       19,480
  5.3750                 152,115                      88,615
  5.5200                 0                            0
  5.6250                 88,825                       48,018
  5.6500                 80,500                       80,500
  5.7000                 18,000                       0
  5.7300                 265,000                      56,797
  5.7500                 78,750                       49,218
  5.8100                 323,750                      74,689
  5.9900                 125,000                      27,083
  6.0000                 46,000                       0
  6.0400                 4,000                        0
  6.1000                 8,000                        3,166
  6.1300                 460,000                      239,583
  6.2900                 20,000                       16,668
  6.6250                 5,000                        5,000
  6.7000                 5,500                        1,489
  6.8750                 10,000                       5,417
  7.3100                 40,825                       27,602
  7.9375                 25,000                       23,438
  8.5000                 6,500                        4,167
  8.5630                 84,375                       84,375
  8.7000                 15,333                       15,333
  8.7300                 16,100                       9,727
  9.0000                 5,000                        5,000
  10.7500                5,000                        5,000
  11.0000                20,000                       20,000
  11.0900                9,200                        5,750
  12.8750                5,000                        5,000
  25.1250                5,000                        5,000
                         ---------------------------- -----------------
                TOTALS:  9,286,887.99                 5,889,594.66
                         ============================ =================

                         AVERAGE ISSUED PRICE               3.8081
                         AVERAGE VESTED PRICE               3.3622

2.       VIEWPOINT CORPORATION OUTSTANDING WARRANTS AS OF DECEMBER 31, 2002

                    PRICE                              ISSUED
                  ($/SHARE)                         (# OF SHARES)
         ----------------------------        ----------------------------
         2.2600                              269,780
         2.2600                              249,027
         2.2600                              207,523
         15.6500                             57,500
                                             ----------------------------
                             TOTALS:         783,830
                                             ============================

                AVERAGE ISSUED PRICE         3.2423

3.        VIEWPOINT CORPORATION PRE-EMPTIVE RIGHTS

            a. Pursuant to Section 7.4 of the Amended and Restated Series A Preferred Stock Purchase Agreement, dated as of June 12, 2000 among Metastream Corporation, a Delaware corporation and predecessor in interest to Viewpoint Corporation, MetaCreations Corporation, a Delaware corporation (now known as Viewpoint Corporation) and America Online, Inc., a Delaware corporation ("AOL"), AOL has a right, upon the issuance of Viewpoint common stock to a third party under certain circumstances, to acquire an amount of shares of Viewpoint common stock as will permit AOL to maintain its percentage equity interest in Viewpoint immediately prior to the proposed issuance at the same price and on the same terms and conditions as such proposed issuance to a third party. AOL currently owns 1,725,000 shares of Viewpoint common stock (approximately 4.2%) and has orally stated that it will waive the above-described rights.

            b. Pursuant to Section 7.4 of the Series B Preferred Stock Purchase Agreement, dated as of July 18, 2000 among Metastream Corporation, a Delaware corporation and predecessor in interest to Viewpoint Corporation, MetaCreations Corporation, a Delaware corporation now known as Viewpoint Corporation, and Adobe Systems Incorporated, a Delaware corporation ("Adobe"), Adobe has a right, upon the issuance of Viewpoint common stock to a third party under certain circumstances, to acquire an amount of shares of Viewpoint common stock as will permit Adobe to maintain its percentage equity interest in Viewpoint immediately prior to the proposed issuance at the same price and on the same terms and conditions as such proposed issuance to a third party. Adobe currently owns 1,499,000 shares of Viewpoint common stock (approximately 3.7%) and has orally stated that it will waive the above-described rights.

            c. Pursuant to Section 8.1 of the Exchange Agreement, dated as of August 10, 2000 (this "Agreement"), by and between MetaCreations Corporation, a Delaware corporation now known as Viewpoint Corporation, and Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), Computer Associates has a right, upon the issuance of Viewpoint common stock to a third party under certain circumstances, to acquire an amount of shares as will permit Computer Associates to maintain its percentage equity interest in Viewpoint immediately prior to the proposed issuance at the same price and on the same terms and conditions as such proposed issuance to a third party. Computer Associates currently owns 3,744,093 shares of Viewpoint common stock (approximately 9.1%) and has orally stated that it will waive the above-described rights.

                                  SCHEDULE 3(R)
                        INDEBTEDNESS AND OTHER CONTRACTS



Irrevocable Clean Transferable Standby Letter of Credit No. S303505

Date: October 1, 2001

Bank: KeyBank National Association

Benefeciary: 498 Seventh, LLC; c/o George Comfort & Sons, Inc.

Issued Amount: $289, 328.00; Current Amount: $252,581.00

Expiry, original: October 1, 2002; current expiry: October 1, 2003

Automatic One-Year Extensions

[Backed by KeyBank restricted cash bank account]

                                  SCHEDULE 3(S)
                                   LITIGATION



Viewpoint v. Abate: Litigation commenced by the Company against James A. Abate to recover $1.5 million. Bench trial ended November 21, 2002. Awaiting judge's decision.

Viewpoint v. de Espona: Litigation commenced in Spain by Viewpoint against an individual (Jose Maria de Espona) to recover damages for intellectual property infringement. Viewpoint alleges that de Espona is marketing and selling a collection of three-dimensional models to which Viewpoint has exclusive rights. A decision by the court in Spain is expected in the first half of 2003 and the amount in dispute is less than $750,000.

                                  SCHEDULE 3(V)
                                      TITLE



None

                                  SCHEDULE 3(W)
                          INTELLECTUAL PROPERTY RIGHTS



None